Exhibit 10.22

Collegium Pharmaceutical, Inc.

780 Dedham Street, Suite 800

Canton, MA 02021

July       , 2014

Re:          Management Rights

Ladies and Gentlemen:

This letter will confirm our agreement that due to our ownership of shares of Preferred Stock of Collegium Pharmaceutical, Inc., a Virginia corporation (the “Company”),                                (the “Investor”) shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights, and other rights specifically provided to all investors in the Company:

1.             If Investor is not represented on the Company’s Board of Directors, Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with Investor regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

2.             Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

3.             If Investor is not represented on the Company’s Board of Directors, the Company shall, concurrently with delivery to the Board of Directors, give a representative of Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Board of Directors determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons.  Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, such representative may address the Board of Directors with respect to Investor’s concerns regarding significant business issues facing the Company.

Investor agrees that any confidential information provided to or learned by it in connection with its rights under this letter shall be subject to the confidentiality provisions set forth in that certain Investor Rights Agreement of even date herewith by and among the Company, the Investor and other investors.

The rights described herein shall terminate and be of no further force or effect upon (a) such time as no shares of the Company’s stock are held by the Investor or its affiliates; (b) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the general public; or (c) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights; and (ii) for purposes other than (A) the reincorporation of the Company in a different state; or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor.  The confidentiality obligations referenced herein will survive any such termination.  This letter replaces and supersedes that certain management rights letter entered into by and between the Investor and Collegium Pharmaceutical, Inc., a Delaware corporation, which merged with and into the Company on the date hereof.

Very truly yours,

[INVESTOR]

By:
Name:
Title:

Agreed and Accepted:

Collegium Pharmaceutical, Inc.

By:
Name:
Title:

SCHEDULE OF MATERIAL DIFFERENCES TO EXHIBIT 10.22

Name

Boston Millennia Partners II Limited Partnership
Boston Millennia Partners II-A Limited Partnership
Boston Millennia Partners GMBH & Co. KG
Boston Millennia Associates II Partnership
Strategic Advisors Fund Limited Partnership
Frazier Healthcare VI, L.P.
Skyline Venture Partners V, L.P.
Longitude Venture Partners, L.P.
Longitude Capital Associates, L.P.